PHOENIX MULTI-SERIES TRUST
CIK# 0000884122
ANNUAL 10/31/05


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 73B, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class A $24486, Class B $1256, Class C $11362 Class T $5826. Series 2- Class A $7658, Class B $1103, Class C $758.

73A1/73A2-
Series 1- Class A $0.2080, Class B $0.1834, Class C $0.1956,
   Class T $0.1707
Series 2- Class A $0.7230, Class B $0.6241, Class C $0.6233.

73EE
Series 1- Class A 242, Class B 10, Class C 87, Class T 58
Series 2- Class A 0000, Class B 0000, Class C 0000.

73B
Series 1- Class A, B and C is Zero.
Series 1- Class A, B and C is Zero.

74U1/74U2-
Series 1- Class A 174335, Class B 7045, Class C 62510 Class T 41437 Series 2- Class A 10713, Class B 1590, Class C 1422.

74V1/74V2-
Series 1- Class A $4.70, Class B $4.68, Class C $4.73, Class T $4.73 Series 2- Class A $10.63, Class B $10.61, Class C $10.67
..